                                  Exhibit List

    Exhibit No.             Description of Documents


    4.3      Raytheon TI Systems Savings Plan for Directors

    5.1 Opinion of John W. Kapples as to the legality of the securities being registered.

    23.1     Consent of John W. Kapples (included in Exhibit 5).

    23.2     Consent of Coopers & Lybrand L.L.P.

    24 Power of Attorney (included on the signature pages of the Registration Statement).